EXHIBIT 99.1

           [GRAPHIC OMITTED][GRAPHIC OMITTED]
                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017


                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
     FOR IMMEDIATE RELEASE
                                           Comm-Partners LLC
                                           June Filingeri
                                           (203) 972-0186


               UNIVERSAL STAINLESS REPORTS FOURTH QUARTER RESULTS

          BRIDGEVILLE, PA, January 22, 2003 -- Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today reported sales of $15.9 million for the fourth quarter ended December 31, 2002 and a net loss of $82,000, or $0.01 per diluted share. This compares with sales of $21.8 million and net income of $1.9 million, or $0.31 per diluted share, in the year ago fourth quarter.

          The 2002 fourth quarter includes other income of $310,000, or $0.03 per diluted share, relating to the receipt of import duties in accordance with the "Continued Dumping and Subsidy Offset Act of 2000" from the U.S. Customs Service. This act provides for payment of the duties collected by the U.S.
Treasury to domestic companies injured by unfair foreign trade practices. Additionally, the annual effective income tax rate for 2002 was reduced in the fourth quarter from 33.0% to 30.8% resulting in a net income benefit of $65,000, or $0.01 per diluted share.

          For the full year 2002, Universal Stainless had sales of $70.9 million and net income of $2.1 million, or $0.34 per diluted share, compared with sales of $90.7 million and net income of $7.6 million, or $1.25 per diluted share in 2001.

          Commenting on these results, President and CEO Mac McAninch stated, "The Company's Bridgeville and Titusville facilities continued to operate profitably in the fourth quarter, a result we have achieved in every quarter since 1994. While our acquisition of Dunkirk Specialty Steel was completed on very favorable terms, difficult market conditions have prevented that operation from reaching its profitability threshold this year."

USAP REPORTS FOURTH QUARTER RESULTS                                   - Page 2 -

Segment Review
--------------

         The Company's Universal Stainless & Alloy Products segment, consisting of its Bridgeville and Titusville facilities, had sales of $16.4 million and operating income of $351,000 for the fourth quarter of 2002. This compares with sales of $21.8 million and operating income of $2.9 million in the same period of 2001.

          The decrease reflects lower demand for power generation and aerospace products, partially offset by an increase in demand for tool steel products and for commodity reroller products, including shipments to the Dunkirk Specialty Steel segment. Sales of aerospace and power generation products were down 52% and 71%, respectively, from the fourth quarter of 2001. Sales of tool steel and commodity reroll products rose 84% and 49%, respectively, over the 2001 fourth quarter.

          The Company's Dunkirk Specialty Steel segment, which was acquired February 14, 2002, reported 2002 fourth quarter sales of $4.1 million and an operating loss of $817,000. In the third quarter of 2002, Dunkirk's sales were $4.0 million and the operating loss was $291,000. The Dunkirk facility continues to move from its start-up phase toward an efficient operation. The increase in the operating loss in the fourth quarter over the third quarter is a result of the shipment of products that incurred high costs during the company's start-up period and the establishment of an inventory reserve arising from higher start-up manufacturing costs included in the year-end inventory balance.

          Mr. McAninch continued, "Universal Stainless remained profitable and made important progress in 2002, despite depressed market conditions. The start-up of our Dunkirk operation was successful and we have made substantial progress in positioning Dunkirk to become profitable as market conditions normalize. We remain as confident as ever that Dunkirk will make significant contributions to the Company's future earnings growth. We were successful in reducing our selling and administrative expenses for the year by $900,000, or 15%, before adding the direct expenses of the Dunkirk operation. In addition, we signed a new six-year labor agreement with our Bridgeville employees that provides the stability and flexibility to help us meet the challenges we expect through the first half of 2003."

USAP REPORTS FOURTH QUARTER RESULTS                                   - Page 3 -

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

          The Company estimates that first quarter 2003 sales will range from $11 to $15 million and that it will incur a net loss per diluted share ranging from $0.05 to $0.10. In the first quarter of 2002, sales were $17.6 million and diluted earnings per share were $0.20. The following factors were considered in developing these estimates:

o The Company's total backlog approximated $14 million on December 31, 2002, as compared to $18 million at September 30, 2002.

o Demand for aerospace and power generation products is not expected to improve during the 2003 first quarter.

o Sales from Dunkirk are expected to approximate $4 million in the first quarter of 2003, below its projected break-even threshold of $6 million per quarter.

         The Company noted that if the 2003 first quarter loss exceeds $0.05 per diluted share or if net income for the first six-month results does not reach $0.08 per diluted share, it may be in technical violation of certain financial covenants with PNC Bank. The Company has initiated discussions with PNC Bank and expects to adjust the covenant restrictions in order to maintain compliance.

         Mr. McAninch concluded, "The economic recovery has been slow, but the inquiries and orders received during the first few weeks of the new year and the weakened U.S. dollar indicate potential signs of improvement beyond the first quarter. Our Bridgeville, Titusville and Dunkirk teams are actively developing the manufacturing processes necessary to participate competitively in each new sales opportunity identified. We are also taking vigorous measures to address current market conditions and to maximize our control of costs. We are working on projects to improve the productivity of each operating unit to reduce the manufacturing cycle of our finished products. Finally, we are scheduling our operations to match market demand while maintaining our on-time deliveries. Our strong balance sheet provides us the opportunity to have semi-finished inventory available to respond quickly to our customers at this crucial time."

USAP REPORTS FOURTH QUARTER RESULTS                                   - Page 4 -

Webcast
-------

         A simultaneous Webcast of the Company's conference call discussing the 2002 fourth quarter and full year results and the first quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today, continuing through January 29th. It can be accessed by dialing 706-645-9291, passcode 7468256. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

          Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------

          Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the limited operating history of Dunkirk Specialty Steel LLC, risks associated with the Company's ability to meet its current loan covenants, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                            For the Quarter Ended                    For the Year Ended
                                                                December 31,                             December 31,
                                                                ------------                             ------------


                                                      2002                 2001                  2002               2001
                                                      ----                 ----                  ----               ----
Net sales                                             $15,940             $21,822               $70,877            $90,658
Cost of products sold                                  14,972              17,395                61,971             71,915
Selling and administrative expenses                     1,432               1,524                 5,883              6,199
                                                     --------            --------              --------          ---------
Operating income (loss)                                 (464)               2,903                 3,023             12,544
Interest expense                                        (111)                (97)                 (455)              (576)
Other income                                              356                  20                   457                 57
                                                     --------            --------              --------          ---------
Income (loss) before taxes                              (219)               2,826                 3,025             12,025
Income taxes                                            (137)                 937                   933              4,386
                                                     --------            --------              --------          ---------
Net income (loss)                                   $    (82)            $  1,889              $  2,092          $   7,639
                                                    =========            ========              ========          ===-=====

Earnings (loss) per share - Basic                    $ (0.01)            $   0.31              $   0.34          $    1.26
                                                     ========            ========              ========          =========
Earnings (loss) per share - Diluted                  $ (0.01)            $   0.31              $   0.34          $    1.25
                                                     ========            ========              ========          =========

Weighted average shares of
Common Stock outstanding
      Basic                                         6,280,581           6,073,447             6,203,800          6,080,045
                                                    =========           =========             ==========         =========
      Diluted                                       6,280,664           6,084,421             6,235,848          6,097,424
                                                    =========           =========             ==========         =========

Tons shipped                                            8,772              11,499                38,397             46,755
                                                        =====              ======                ======             ======
EBITDA                                               $    712             $ 3,665               $ 6,610            $15,365
                                                     ========             =======               =======            =======

---------------------------------------------------------------------------------------------------------------------------

                          BUSINESS SEGMENT INFORMATION

Net sales
     Universal Stainless & Alloy Products            $ 16,389             $ 21,822             $ 70,120           $ 90,658
     Dunkirk Specialty Steel                            4,121                   --               10,483                 --
     Intersegment                                     (4,570)                   --              (9,726)                 --
                                                   ----------             --------             --------           --------
         Consolidated net sales                      $ 15,940             $ 21,822             $ 70,877           $ 90,658
                                                    ---------             --------             --------           --------
Operating income (loss)
      Universal Stainless & Alloy Products                351                2,920                5,033             12,618
      Dunkirk Specialty Steel                           (817)                   --              (1,990)                 --
      Corporate costs                                       2                 (17)                 (20)               (74)
                                                   ----------             --------             --------           --------
         Total operating income (loss)              $   (464)             $  2,903             $  3,023           $ 12,544
                                                    =========             ========             ========           ========


                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)


                                                                 December 31,            December 31,
                                                                        2002                    2001
                                                                        ----                    ----

Cash                                                                $   3,308               $   5,454
Accounts receivable, net                                               11,550                  13,257
Inventory                                                              22,717                  17,900
Deferred taxes                                                          1,127                   1,022
Other current assets                                                    2,454                     460
                                                                    ---------               ---------
Current assets                                                         41,156                  38,093
Property, plant & equipment, net                                       42,246                  41,202
Other assets                                                              642                     151
                                                                    ---------               ---------
                                                                    $  84,044               $  79,446
                                                                    =========               =========
Accounts payable                                                    $   4,190               $   4,597
Bank overdrafts                                                           275                     857
Accrued employment costs                                                1,019                   1,562
Current portion of long-term debt                                       1,971                   1,832
Other current liabilities                                                 163                     590
                                                                    ---------               ---------
Current liabilities                                                     7,618                   9,438
Long-term debt                                                          7,502                   6,490
Deferred taxes                                                          8,123                   7,146
                                                                    ---------               ---------
Total liabilities                                                      23,243                  23,074
                                                                    ---------               ---------
Stockholders' equity                                                   60,801                  56,372
                                                                    ---------               ---------
                                                                    $  84,044               $  79,446
                                                                    =========               =========

------------------------------------------------------------------------------------------------------

                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                         For the Year Ended December 31,

                                                                        2002                    2001
                                                                        ----                    ----

Cash flow from operating activities                                 $   3,824               $ 11,905
Cash flow due to investing activities                                 (5,477)                (5,253)
Cash flow due to financing activities                                   (493)                (2,307)
                                                                    ---------               --------
      Net cash flow                                                 $ (2,146)               $  4,345
                                                                    =========               ========
                                      # # #
